UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2023

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(888) 637-7770

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on June 3, 2022, a stockholder derivative complaint (Prawitt v. Blount, et al., Case No. 1:22-cv-00735-MN (D. Del.) (the “Action”)) was filed in U.S. District Court, District of Delaware by plaintiff Nathan Prawitt on behalf of Intrusion Inc. (the “Company”) against certain of the Company’s current and former officers and directors. The plaintiff alleged that defendants through various actions breached their fiduciary duties, wasted corporate assets, and unjustly enriched defendants by (a) incurring costs and expenses in connection with the then-ongoing investigation by the Securities and Exchange Commission (the “SEC”) (see Item 8.01 of this Current Report on Form 8-K), (b) incurring costs and expenses to defend us with respect to the previously disclosed consolidated class action, (c) settling class-wide liability with respect to the consolidated class action, as well as ancillary claims regarding sales of the Company’s common stock by certain of the defendants. On September 28, 2023, the Company agreed to the terms of a settlement contained in that certain Stipulation of Compromise and Settlement (“Settlement Agreement”) of the Action. The Settlement Agreement is subject to Court approval and provides in part for (i) an amendment to the Company’s Bylaws, committee Charters, and other applicable corporate policies to implement certain measures set forth more fully therein, to remain in effect for no less than three years; (ii) attorneys’ fees and expenses to plaintiff’s counsel of $250,000; and (iii) the dismissal of all claims against the defendants, including the Company, in connection with the Action. The $250,000 settlement payment will be paid by the Company’s insurance provider under its insurance policy since the Company’s $0.5 million retention was previously exhausted (the “Settlement Payment”).

The Company also agreed to adopt amended and restated bylaws providing that when the Company’s Chief Executive Officer and Chairman of the Board of Directors of the Company are the same individual, the Company will designate a lead independent director. See Item 5.03 of this Current Report on Form 8-K.

Under the Settlement Agreement, the plaintiff agreed to release any and all claims that he had, has, or may have against the Company arising out of any event occurring on or before the effective date of the Settlement Agreement, including claims related to the Action.

In exchange for plaintiff’s promises and other consideration under the Settlement Agreement, the Company agreed to pay the Settlement Payment. The Company also agreed to release plaintiff from any and all claims that it had, has, or may have against plaintiff arising out of any event occurring on or before the effective date of the Settlement Agreement.

The description of the Settlement Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 26, 2023, the Company received a written notice from The Nasdaq Stock Market LLC (“NASDAQ”) notifying the Company that the closing bid price of the Company’s common shares (the “Common Shares”) over the 30 consecutive trading days from August 14, 2023, through September 25, 2023, had fallen below $1.00 per share, which is the minimum closing bid price required to maintain listing on the NASDAQ Capital Market under Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”).

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has 180 calendar days to regain compliance with the Minimum Bid Requirement (the “Grace Period”), or until March 25, 2024, subject to a potential 180 calendar day extension, as described below. To regain compliance, the closing bid price of the Company’s Common Shares must be at least $1.00 per share for a minimum of 10 consecutive business days within the Grace Period.

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If the Company does not achieve compliance with the Minimum Bid Requirement by March 25, 2024, the end of the Grace Period, the Company may be eligible for an additional 180 calendar day period to regain compliance. To qualify, the Company would be required, among other things, to meet the continued listing requirement for the market value of its publicly held shares and all other NASDAQ initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Requirement, and would need to provide written notice to NASDAQ of its intention and plan to cure the deficiency during the second compliance period by effectuating a reverse stock split, if necessary. However, if it appears to NASDAQ staff that the Company will not be able to cure the deficiency, or if the Company does not meet the other listing standards, NASDAQ could provide notice that the Company’s Common Shares will be subject to delisting. In the event the Company receives notice that its Common Shares are being delisted, the Company would be entitled to appeal the determination to a NASDAQ Listing Qualifications Panel and request a hearing.

As previously reported, on April 28, 2023, the Company received written notice from NASDAQ notifying the Company that, for the then-last 30 consecutive business days, the Company’s Market Value of Listed Securities ("MVLS") was below the minimum of $35 million required for continued listing on the NASDAQ Capital Market pursuant to Listing Rule 5550(b)(2) (the “Market Value Standard”). The notice provided that, in accordance with Listing Rule 5810(c)(3)(C), the Company had a period of 180 calendar days from the date of the notice, or until October 25, 2023, to regain compliance pursuant to one of the three standards as set forth under Rule 5550(b)(1), (b)(2), or (b)(3).

The Company intends to actively monitor the closing bid price of its Common Shares and will evaluate available options to regain compliance with the Minimum Bid Requirement. The notice has no immediate effect on the listing or trading of the Company’s Common Shares, which will continue to be listed and traded on the NASDAQ Capital Market, subject to the Company’s compliance with the other NASDAQ listing requirements. The Company also continues to monitor its MLVS, and may, if appropriate, evaluate available options to resolve the deficiency under the Market Value Standard and regain compliance with the Market Value Standard. The Company may also try to comply with another NASDAQ listing criteria, such as the one under NASDAQ Listing Rule 5550(b)(1) (Equity Standard). However, there can be no assurance that the Company will be able to regain or maintain compliance with either NASDAQ listing criteria.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2023, in connection with the Settlement Agreement, the Board of Directors adopted amended and restated bylaws (“A&R Bylaws”). The A&R Bylaws provide that in unusual circumstances as determined by the Board, the Chief Executive Officer and Chairman of the Board may be the same individual; however, under such circumstances, the Board will elect a lead independent director to serve concurrently with the Chief Executive Officer and Chairman. The description of the A&R Bylaws contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Bylaws, which A&R Bylaws are filed herewith as Exhibit 3.1, and incorporated herein by reference.

Item 8.01. Other Events.

As previously disclosed, on August 8, 2023, the Company received a notification from the SEC, Division of Enforcement, that it was conducting an investigation captioned In the Matter of Intrusion Inc. and requesting the Company produce certain documents and information. On November 9, 2021, the SEC served a subpoena to the Company in connection with this investigation which formally requested substantially similar information as in the prior request.

On September 26, 2023, the Company consented to the entry of final judgment, in the action styled Securities and Exchange Commission v. Intrusion Inc., No. 4:23-cv-00859 (E.D. Tex. filed September 26, 2023). The Complaint alleged that false and misleading statements were made in 2020 and 2021 by the Company, primarily through the Company’s former CEO, regarding the Company's purported success in marketing a cybersecurity product, the terms of multiple contracts, and the background and experience of its former CEO. The Complaint charged the Company with violating the antifraud provisions of Section 10(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and Rule 10b-5 thereunder; Section 17(a) of the Securities Act of 1933, as amended (the “Securities Act”); and the current reporting and disclosure controls and procedures provisions of Section 13(a) of the Exchange Act and Rules 13a-11 and 13a-15(a) thereunder.

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Without admitting or denying the SEC's allegations, the Company has agreed to settle the matter by consenting to the entry of a final judgment that addresses all charges and relief sought by the SEC (the “Consent and Proposed Final Judgment”). The Consent and Proposed Judgment requires the Company to adhere to filing, reporting, and governance standards required by controlling federal securities laws and regulations. Specifically, under the Consent and Proposed Final Judgment, the Company is permanently restrained and enjoined from violating Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder; Section 17(a) of the Securities Act in the offer or sale of any security by the use of any means or instruments of transportation or communication in interstate commerce or by use of the mails; Section 13(a) of the Exchange Act and Rules 13a-11 and 13a-15(a) thereunder by failing to file current reports in conformity with the instructions on Form 8-K, by failing to file such reports in conformity with the SEC’s integrated reporting and disclosure regulations, Regulations S-K and S-X, or by failing to maintain disclosure controls and procedures.

The Consent and Proposed Final Judgment contains no monetary penalty against the Company. The settlement is subject to court approval.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company.
10.1	Stipulation of Compromise and Settlement, dated September 28, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The Company uses words and phrases such as “an agreement,” “subject to,” “would,” “provides” “requires” and similar expressions to identify forward-looking statements in this report. Such forward-looking statements are based on information available to the Company as of the date of this report and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as: (i) the ability to overcome any objections or appeals regarding the settlement and (ii) other risks described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and future filings and reports by the Company. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTRUSION INC.

Dated: October 2, 2023	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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